UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2013

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive		71203
Monroe, Louisiana (Address of principal executive offices)		(Zip Code)

(318) 388-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 21, 2013, CenturyLink, Inc. (“CenturyLink”) completed its previously-announced public sale of $1.0 billion aggregate principal amount of its unsecured 5.625% Senior Notes, Series V, due 2020 (the “Senior Notes”).

The public offering price of the Senior Notes was 100% of the principal amount. After deducting the underwriting discount and CenturyLink’s estimated expenses, CenturyLink expects to receive net proceeds from the sale of the Senior Notes of approximately $987.5 million. CenturyLink expects to use (i) over half of the net proceeds from this offering to repay a portion of the indebtedness outstanding under its $2 billion revolving credit facility and (ii) the remainder of the net proceeds to repay approximately $176 million of indebtedness outstanding under its 5.50% Senior Notes, Series O, due on April 1, 2013, and for other general corporate purposes, including funding upcoming interest payments and additional open market repurchases of its common stock.

The Senior Notes were sold pursuant to an underwriting agreement dated March 18, 2013 (the “Underwriting Agreement”) between CenturyLink and the underwriters named therein (the “Underwriters”) and a related price determination agreement dated March 18, 2013 among the same parties (the “Price Determination Agreement”). Pursuant to the Underwriting Agreement, CenturyLink agreed to sell the Senior Notes to the Underwriters, and the Underwriters agreed to purchase the Senior Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by CenturyLink. It also provides for customary indemnification by each of CenturyLink and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Senior Notes have been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-179888), filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2012, as supplemented by a prospectus supplement dated March 18, 2013 (together, the “Registration Statement”).

The Senior Notes were issued pursuant to an indenture dated as of March 31, 1994 between CenturyLink and Regions Bank (successor to Regions Bank of Louisiana and First American Bank & Trust of Louisiana), as trustee (the “Trustee”), as heretofore supplemented through the Eighth Supplemental Indenture, dated as of March 21, 2013, between CenturyLink and the Trustee (the “Supplemental Indenture”). The terms of the Senior Notes, including CenturyLink’s rights to redeem the Senior Notes under certain circumstances and CenturyLink’s obligations to offer to repurchase the Senior Notes under certain other circumstances, are set forth in the Supplemental Indenture.

The above descriptions are qualified in their entirety by reference to the Underwriting Agreement, the Price Determination Agreement, the Supplemental Indenture and form of the Senior Notes, copies of which are filed as exhibits hereto and incorporated herein by reference. Each of these exhibits (as well as the opinion of counsel also filed as an exhibit hereto) is incorporated by reference into the Registration Statement.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about CenturyLink or the other parties to the agreements. The agreements contain representation and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about CenturyLink may be found elsewhere in the Registration Statement and CenturyLink’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

This report includes certain forward-looking statements that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: changes in general market, economic, tax, regulatory or industry conditions; changes in CenturyLink’s cash requirements or financial position; and other risks referenced from time to time in CenturyLink’s filings with the Securities and Exchange Commission. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. CenturyLink undertakes no obligation to update any of its forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

Dated: March 21, 2013

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 18, 2013, between CenturyLink, Inc. and the underwriters named therein.

1.2	Price Determination Agreement, dated March 18, 2013, between CenturyLink, Inc. and the underwriters named therein.

4.1	Eighth Supplemental Indenture, dated as of March 21, 2013, between CenturyLink, Inc. and Regions Bank, as Trustee.

4.2	Form of 5.625% Senior Note, Series V, due 2020 (included in Exhibit 4.1).

5.1	Opinion of Jones Walker L.L.P. relating to the sale of the Senior Notes.

23.1	Consent of Jones Walker L.L.P. (included in Exhibit 5.1).